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                          CAP ROCK ENERGY CORPORATION
                                 ELECTION FORM

To:

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
Your equity account              You are entitled to receive the following number
in Cap Rock Electric             of shares of our $.01 par value common stock
Cooperative, Inc. is:            under our Conversion Plan:
$ ----------------------         --------------------------------------
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THIS ELECTION FORM IS BEING SENT TO ALL CURRENT AND FORMER MEMBERS OF CAP ROCK
ELECTRIC COOPERATIVE, INC. (THE "COOPERATIVE"). IF YOU HAVE PREVIOUSLY ELECTED
TO RECEIVE CASH OR CREDITS AGAINST YOUR ELECTRIC BILLS AS PART OF OUR CONVERSION PLAN OR IF YOU HAVE NOTHING IN YOUR EQUITY ACCOUNT, PLEASE SKIP ITEM A BELOW.



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
 A.  In connection with my options under the Conversion Plan:

     (1)  ----  I wish to accept the shares that I am entitled to receive under the
                Conversion Plan.

     (2)  ----  In lieu of receiving shares under the Conversion Plan, I wish to participate in the Cooperative's rescission offer and I elect to receive payment for my entire interest in the Cooperative by:

                (a)  ----  Receiving equal monthly credits on my electric bill. (NOTE:
                           IF YOUR EQUITY ACCOUNT IS LESS THAN $240.00, YOU WILL
                           RECEIVE ONE CREDIT. IF YOUR EQUITY ACCOUNT IS FOR $240.00 OR
                           MORE, YOU WILL RECEIVE EQUAL CREDITS OVER 24 MONTHS).

                (b)  ----  Receiving a lump sum cash payment in an amount equal to 63%
                           of my equity account.

 B.  In connection with the offering of shares of your common stock for sale:

          ----  I wish to purchase the following number of shares of your common stock at a purchase price of $10.00 per share:  . I am enclosing with this
                Election Form a check in an amount equal to the number of shares I wish to purchase times $10.00 made payable to CAP ROCK ENERGY STOCK PURCHASE
                ACCOUNT. (Your check will be deposited in an escrow account at Western
                National Bank in Midland, Texas and held as described in the prospectus accompanying this Election Form).
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                              Signature of Member                  Date

              PLEASE COMPLETE THIS ELECTION FORM AND RETURN IT IN
                 THE STAMPED, SELF-ADDRESSED ENVELOPE PROVIDED.
                    THIS ELECTION FORM MUST BE POSTMARKED BY
                         5:00 P.M.,             , 2001